EXECUTION VERSION

WOLVERINE TUBE, INC.

THE GUARANTORS NAMED HEREIN

and

PLAINFIELD SPECIAL SITUATIONS MASTER FUND LIMITED,
as Initial Purchaser

Note Exchange and Debenture Agreement

Dated as of March 20, 2008

Up to $38,300,000

10-1/2% Senior Exchange Notes Due 2009

NOTE EXCHANGE AND DEBENTURE AGREEMENT dated as of March 20, 2008 among WOLVERINE TUBE, INC., a Delaware corporation (the “Company”), the GUARANTORS (as hereinafter defined) and PLAINFIELD SPECIAL SITUATIONS MASTER FUND LIMITED, a Cayman Islands Company, as Initial Purchaser (together with its successors and assigns, collectively, the “Purchasers” and each a “Purchaser”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Purchasers:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1   DEFINITIONS.

The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Exchange Agreement and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1.

“Adjusted Net Assets” of a Guarantor at any date means the lesser of (x) the amount by which the fair value of the property of such Guarantor at such date exceeds the total amount of liabilities, including, without limitation, the probable amount of contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date) of such Guarantor at such date, but excluding liabilities under the Guarantee of such Guarantor, and (y) the amount by which the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of any obligations of such Subsidiary under the Guarantee of such Guarantor), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of this Exchange Agreement, the Initial Purchaser shall not be deemed to be an Affiliate of the Company or any Guarantor.

“Attributable Indebtedness”, when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Bank Credit Facility” means the Amended and Restated Credit Agreement dated as of April 28, 2005 among the Company, its U.S. subsidiaries, the lenders named therein and Wachovia Bank, National Association, as administrative agent, as amended, modified or supplemented.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors authorized to act therefor.

“Business Day” means a day that is not a Legal Holiday (as such terms is defined in Section 9.2).

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Closing” means the closing of the exchange and issuance of the Notes in accordance with Section 2.2.

“Company” means the party named as such in this Exchange Agreement until a successor replaces it pursuant to this Exchange Agreement and thereafter means the successor.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means with respect to any prepayment date for the Notes (i) the average of four Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means as of any particular time the aggregate amount of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) after deducting therefrom:

(a)   all current liabilities except for (i) notes and loans payable, (ii) current maturities of long-term debt, and (iii) current maturities of obligations under capital leases; and

(b)   all deferred debt issuance costs, goodwill, patents, and other like intangibles,

all as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.

“Default” or “default” means any event which is, or after the giving of notice or the passage of time, or both, would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” means this Note Exchange and Debenture Agreement among the Company, the Guarantors and the Initial Purchaser, as amended, restated or supplemented from time to time.

“Existing Notes” means the 7-3/8% Senior Notes Due 2008 in the original principal amount of $38,300,000 which are owned by the Initial Purchaser and issued pursuant to that certain Indenture dated as of August 4, 1998, among the Company, the Guarantors party thereto and the Existing Note Trustee.

“Existing Note Trustee” means U.S. Bank Corporate Trust Services (successor to First Union National Bank), as Trustee, under that certain Indenture dated as of August 4, 1998, by and among the Company, the Guarantors party thereto and the Existing Note Trustee.

“Facilities Amendments” means, collectively, amendments to certain provisions of the Amended and Restated Credit Agreement among the Company and its U.S. subsidiaries, the lenders named therein and Wachovia, as administrative agent, as amended, and the Amended and Restated Receivables Purchase Agreement and the Receivables Sales Agreement among the Company, Wachovia and the other parties thereto, each as in the form previously delivered by the Company to the Initial Purchaser.

“Fairness Opinion” means that certain opinion of Jefferies & Company, Inc., dated as March 14, 2008 in the form previously delivered by the Company to the Initial Purchaser.

“Funded Indebtedness” means all Indebtedness (including Indebtedness incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such Indebtedness is originally incurred.

“GAAP” means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

“Guarantee” means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the Obligations of the Company with respect to the Notes made by each Guarantor pursuant to the terms of Article 9 hereof, substantially in the form set forth in Exhibit B.

“Guarantor” shall initially mean each of TF Investor, Inc., Tube Forming L.P. Wolverine Finance, LLC, Wolverine China Investments, LLC, Wolverine Joining Technologies, LLC, Tube Forming Holdings, Inc. and WT Holding Company, Inc. and “Guarantors” shall initially mean such entities, collectively.

“Hedging Obligations” of any Person means the net obligation (not the notional amount) of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

“Holder” or “Noteholder” means the person in which name a Note is registered on the Company’s books.

“Indebtedness” of any Person at any date means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit and performance bonds issued by such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee and (viii) all Hedging Obligations of such Person.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Holders after consultation with the Company.

“Initial Purchaser” means Plainfield Special Situations Master Fund Limited, a Cayman Islands Company.

“Instrument” means any agreement, indenture, instrument or other document under which any obligation is evidenced, assumed, guaranteed or secured.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan or other extension of credit or capital contribution to, or any purchase, acquisition or ownership by such Person of any capital stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in, any Person or transfers of property or assets to any Affiliate other than sales of assets or payment for services rendered in the ordinary course of business consistent with past practice.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of this Exchange Agreement, the Company or any Subsidiary of the Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.

“Maturity Date” means March 28, 2009.

“Notes” means the 10-1/2% Senior Exchange Notes Due 2009 or any of them (each, a “Note”), as amended or supplemented from time to time, that are issued pursuant to this Exchange Agreement.

“Obligations” means, with respect to any Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company or a Guarantor, as appropriate.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Officer of such Person that shall comply with applicable provisions of this Exchange Agreement.

“Opinion of Counsel” means a written opinion from legal counsel acceptable to the Purchasers. The counsel may be an employee of or counsel to the Company.

“Pari Passu Indebtedness” means any Indebtedness of the Company, whether outstanding on the date on which the Notes are originally issued or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Notes.

“Payment in full” or “paid in full” means payment in full in cash.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

“Principal” or “principal” of a debt security, including the Notes, means the principal of the security plus, when appropriate, the premium, if any, on the security.

“Purchaser” or “Purchasers” has the meaning set forth in the Recitals.

“Reference Treasury Dealer” means each of Credit Suisse, Morgan Stanley & Co. Incorporated and two other primary United States Government securities dealers in New York City (each, a “Primary Treasury Dealer”) appointed by the Purchasers in consultation with the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Purchasers, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Purchasers by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such prepayment date.

“Restricted Security” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Sale/Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing.

“SEC” or “Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Holders Consent” means that certain Series A Holders Consent and Agreement, dated as of March 20, 2008, by and among Alkest, LLC, The Alpine Group, Inc. and the Initial Purchaser in the form previously delivered by the Company to the Initial Purchaser.

“Significant Subsidiary” means any Subsidiary of the Company which is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

“Subsidiary” means any corporation of which at least a majority of the outstanding capital stock having voting power under ordinary circumstances to elect directors of such corporation shall at the time be held, directly or indirectly, by the Company, by the Company and one or more Subsidiaries or by one or more Subsidiaries.

“Treasury Rate” means, with respect to any prepayment date for the Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

“Wachovia” means Wachovia Bank, National Association.

SECTION 1.2   RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(1)   a term has the meaning assigned to it herein;

(2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)   “or” is not exclusive;

(4)   words in the singular include the plural, and words in the plural include the singular;

(5)   provisions apply to successive events and transactions; and

(6)   “herein,” “hereof” and other words of similar import refer to this Exchange Agreement as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE NOTES; CLOSING

SECTION 2.1   NOTES; EXCHANGE OF THE NOTES.

The Company has duly authorized the issue and exchange of $38,300,000 aggregate principal amount of its Notes, such Notes to be in the form set out in Exhibit A.

Subject to the terms and conditions of this Agreement, the Company hereby agrees to deliver to the Initial Purchaser $38,300,000 aggregate principal amount of its Notes, upon surrender by the Initial Purchaser in exchange therefor of $38,300,000 of aggregate principal amount of Existing Notes.

SECTION 2.2   CLOSING.

. At the Closing, the Company will (i) deliver to Initial Purchaser the Notes to be purchased by it in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as Initial Purchaser may request prior to the Closing), dated the date of the Closing and registered in Initial Purchaser’s name (but not in the name of a nominee), against surrender of the Existing Notes of the same aggregate principal amount to be exchanged by such Noteholder and (ii) pay to the Initial Purchaser all accrued interest on the Existing Notes through the date of the Closing by wire transfer in accordance with the Initial Purchaser’s wire transfer instructions previously provided to the Company by the Initial Purchaser. Immediately following the Closing, the Company shall deliver the Existing Notes marked “Cancelled” to the Note Trustee.

If at the Closing the Company shall fail to tender such Notes as provided above in this Section 2.2, or any of the conditions specified in Section 2.3 shall not have been fulfilled to Initial Purchaser’s satisfaction, Initial Purchaser shall, at its election, be relieved of all further obligations under this Exchange Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

SECTION 2.3   CONDITIONS TO CLOSING.

(a)   Initial Purchaser’s obligation to surrender the Existing Notes in exchange for the Notes to be issued at the Closing is subject to the fulfillment, prior to or at the Closing, of the following conditions:

(i)  Performance; No Default.

The Company and each Guarantor shall have performed and complied with all agreements and conditions contained in this Exchange Agreement, the Notes and the Guarantee required to be performed or complied with by it prior to or at the Closing and, after giving effect to the issue and sale of the Notes, no Default or Event of Default shall have occurred and be continuing.

(ii)  Compliance Certificates.

(1)   Officer’s Certificate. The Company shall have delivered to Initial Purchaser an Officer’s Certificate, executed by the President of the Company and dated the date of the Closing, certifying (i) that the conditions specified in Sections 2.3(a)(i) have been fulfilled and (ii) no event described in Sections 6.1(6) or (7) has occurred or is continuing in respect of the Company or any Guarantor.

(2)   Authorized Officer’s Certificate. The Company and each Guarantor shall have delivered to Initial Purchaser a certificate of its Secretary or an Assistant Secretary or other appropriate person, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Exchange Agreement and the Notes.

(iii)  Opinions of Counsel.

Initial Purchaser shall have received an opinion in form and substance satisfactory to Initial Purchaser, dated the date of the Closing from counsel for the Company and the Guarantors covering such other matters incident to such transactions as Initial Purchaser may reasonably request.

(iv)  Guarantees.

A Guarantee, dated on or before the date of the Closing, shall have been executed and delivered by each Guarantor in the form of Exhibit B and shall be in full force and effect.

(v)  Purchase Permitted by Applicable Law, etc.

On the date of the Closing the purchase of the Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which the parties to this Exchange Agreement are subject, (b) not violate any applicable law or regulation (including without limitation Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject Initial Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation.

(vi)  Related Documents.

The Company shall have delivered to the Initial Purchaser true, complete and executed copies of (1) the Series A Holder Consent, (2) the Facilities Amendments and (3) the Fairness Opinion.

(vii)  Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Exchange Agreement, the Guarantees and all documents and instruments incident to such transactions shall be reasonably satisfactory to Initial Purchaser, and Initial Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

(viii)  Fees

On or prior to Closing, the Company shall, in the aggregate, have paid the Initial Purchaser a commitment fee equal to $383,000 (representing the final one-third installment of the commitment fee not previously paid to the Initial Purchaser) via wire transfer in accordance with wire transfer instructions previously provided to the Company by the Initial Purchaser.

(b)    The Company’s obligation to issue and exchange the Notes in exchange for Existing Notes at the Closing is subject to the fulfillment, prior to or at the Closing, of the following conditions:

(i )  Performance; No Default.

The Initial Purchaser shall have performed and complied with all agreements and conditions contained in this Exchange Agreement required to be performed or complied with by it prior to the Closing.

(ii)  Related Documents.

The Company shall have obtained (1) the Series A Holders Consent, (2) the Facilities Amendments and (3) the Fairness Opinion.

SECTION 2.4   REPLACEMENT NOTES.

If any mutilated Note is surrendered to the Company, or the Company receives evidence to its satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company such Note or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be prepaid by the Company pursuant to Article 3, the Company, in its discretion, may, instead of issuing a new Note, pay or prepay such Note, as the case may be.

Upon the issuance of any new Notes under this Section 2.4, the Company may require the payment by the Purchaser of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith.

Every new Note issued pursuant to this Section 2.4 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Exchange Agreement equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.4 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.5   OUTSTANDING NOTES.

If a Note is replaced pursuant to Section 2.4, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. Subject to the restrictions contained in Section 2.6, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

SECTION 2.6   TRANSFER AND EXCHANGE OF NOTES.

Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or such Holder’s attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within ten Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred or registered in denominations of less than $500,000 or any integral multiple of $10,000 in excess thereof, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000 or such integral multiple. In order to effectuate any transfer pursuant to this Section 2.6, the transferor and transferee shall have completed the Transfer Notice attached to the form of Note attached as Exhibit A hereto.

SECTION 2.7   TREASURY NOTES

In determining whether the Purchasers of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded.

SECTION 2.8   DEFAULTED INTEREST.

If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the rate specified therefor in the Notes in any lawful manner. The Company may pay the defaulted interest to the Persons who are Purchasers on a subsequent special payment date. The Company shall promptly mail to each Purchaser a notice that states the special payment date and the amount of defaulted interest to be paid.

ARTICLE 3

PREPAYMENT

SECTION 3.1   PREPAYMENT.

The Company may, at its option, from time to time prepay all or any part of the Notes (in a minimum principal amount of $1,000,000 and otherwise in multiples of $500,000) on any date prior to maturity, upon notice as set forth below, and at the prepayment prices set forth in paragraph 5 of the form of Note attached hereto as Exhibit A, together with accrued and unpaid interest thereon to the date of prepayment. Such notice shall be accompanied by an Officer’s Certificate of the Company to the effect that such prepayment will comply with the conditions herein.

SECTION 3.2   SELECTION OF NOTES TO BE PREPAID.

If less than all of the Notes are to be prepaid, the Company shall, not more than 30 days prior to the prepayment date, select the Notes to be prepaid by lot, pro rata or by another method the Company considers fair and appropriate. The Company shall make the selection from the Notes outstanding and not previously called for prepayment. The Company may select for prepayment portions of the principal of Notes that have denominations larger than $1,000. Provisions of this Exchange Agreement that apply to Notes called for prepayment also apply to portions of Notes called for prepayment.

SECTION 3.3   NOTICE OF PREPAYMENT.

At least 15 days but not more than 30 days before a prepayment date, the Company shall mail or cause to be mailed a notice of prepayment by first-class mail to each Purchaser of Notes to be prepaid at such Purchaser’s address as it appears on the Company’s books.

The notice shall identify the Notes to be prepaid and shall state:

(1)   the prepayment date;

(2)   the prepayment price, or method by which it is to be calculated;

(3)   that Notes called for prepayment must be presented and surrendered to the Company to collect the prepayment price plus accrued and unpaid interest, if any;

(4)   that, unless the Company defaults in making the prepayment, interest on Notes called for prepayment ceases to accrue on and after the prepayment date and the only remaining right of the Purchaser is to receive payment of the prepayment price upon presentation and surrender to the Company of the Notes; and

(5)   if any Note is being prepaid in part, the portion of the principal amount of such Note to be prepaid and that, after the prepayment date, upon presentation and surrender of such Note, a new Note or Notes in principal amount equal to the unpaid portion thereof will be issued.

SECTION 3.4   EFFECT OF NOTICE OF PREPAYMENT.

Once the notice of prepayment described in Section 3.3 is mailed, Notes called for prepayment become due and payable on the prepayment date and at the prepayment price stated in the notice. Upon presentation and surrender to the Company, such Notes shall be paid at the prepayment price, plus accrued and unpaid interest, if any, to the prepayment date; provided, that if the prepayment date is on an interest payment date, any accrued and unpaid interest shall be payable to the Purchaser of the prepaid Notes registered on the relevant record date; provided, further, that if the prepayment date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such prepayment date to such succeeding Business Day. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Purchaser receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Purchaser of any Note designated for prepayment as a whole or in part shall not affect the validity of the proceedings for the prepayment of any other Note.

SECTION 3.5   NOTES PREPAID IN PART.

Upon surrender of a Note that is prepaid in part, the Company shall execute for the Purchaser (at the Company’s expense) a new Note equal in principal amount to the unpaid portion of the Note surrendered.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1   REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to Initial Purchaser that:

(a)   Organization; Power and Authority.

The Company is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation in each jurisdiction in which such qualification is required by law. The Company and each Guarantor has the requisite corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Exchange Agreement and the Notes and to perform the provisions hereof and thereof.

(b)   Authorization.

This Exchange Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company and each Guarantor, and this Exchange Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company and each Guarantor enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)   Organization and Ownership of Shares of Subsidiaries; Affiliates.

(1)   The Company does not directly or indirectly control or own any interest in any Subsidiary, except as set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2006, as amended. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Lien, other than Liens arising under the Bank Credit Facility, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable (or its equivalent under applicable law) and free of preemptive and similar rights.

(2)   Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law. Each such Subsidiary has the requisite corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(3)   Other than the Bank Credit Facility, no Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

(d)   Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company or any Guarantor of this Exchange Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or any other material agreement or instrument to which the Company or any Guarantor is bound or by which the Company or any Guarantor or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Company or any Guarantor or (iii) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Company or any Guarantor.

(e)   Governmental Authorizations.

No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by the Company or any Guarantor of this Exchange Agreement or the Notes (other than a filing by the Company of a Form D with respect to the Notes).

(f)   Litigation; Observance of Agreements, Statutes and Orders.

There are no material actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any governmental authority.

Neither the Company nor any Subsidiary is in default under any term of any material agreement or instrument to which it is a party or by which it is bound or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or is in violation of any applicable law, ordinance, rule or regulation of any governmental authority.

(g)   Taxes.

The Company and its Subsidiaries have filed all income and other material tax returns that are required to have been filed in any jurisdiction, and the Company and its Subsidiaries have paid all taxes and assessments shown to be due and payable on such returns and all other material taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes for all financial periods are adequate in accordance with GAAP.

(h)   Private Offering.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Initial Purchaser, which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act. The representation by the Company in this Section 4.1(h) is made in reliance upon and is subject to the accuracy of the Initial Purchaser’s representations in Section 4.2.

(i)   Brokers.

No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Exchange Agreement.

(j)   Foreign Assets Control Regulations, etc.

Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any Subsidiary (i) is a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001)) or (ii) knowingly engages or will knowingly engage in any dealings or transactions, or be otherwise associated, with any such person.  The Company and its Subsidiaries are in compliance, in all material respects, with the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism Act (USA Patriot Act of 2001).

No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company and its Subsidiaries.

(k)   Ranking.

The obligations of the Company under this Agreement and the Notes will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.

SECTION 4.2   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Initial Purchaser hereby, represents and warrants to the Company as follows:

(a)   Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by this Exchange Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of this Exchange Agreement have been duly authorized by all necessary corporate, limited liability company or partnership action on the part of the Purchaser. This Exchange Agreement has been duly executed by the Purchaser and, when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(b)   Purchaser Status. At the time the Purchaser was offered the Notes, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(c)   Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Notes and, at the present time, is able to afford a complete loss of such investment.

(d)   General Solicitation. The Purchaser is not purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)   Investment Intent. The Purchaser is acquiring the Notes as principal for its own account for investment purposes and not with a view to distributing or reselling such Notes or any part thereof in violation of applicable securities laws, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Notes in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Notes for any period of time. The Purchaser understands that the Notes have not been registered under the Securities Act, and therefore the Notes may not be sold, assigned or transferred in the U.S. other than pursuant to (i) an effective registration statement under the Securities Act or (ii) an exemption from such registration requirements. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Notes and that it has received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

(f)   Reliance on Exemptions. The Purchaser understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s representations and warranties set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Notes.

(g)   Brokers. No brokerage or finder’s fees or commissions are or will be payable by the Purchasers to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Exchange Agreement, and no Purchaser has taken any action that would cause the Company to be liable for any such fees or commissions.

SECTION 4.3   PAYMENT OF NOTES.

The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal amount at maturity, and interest, in respect of each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of interest on the Notes may be paid by mailing checks for the interest payable to or upon the written order of the Purchaser of Notes entitled thereto as they shall appear on the registry books of the Company.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 2.8.

SECTION 4.4   SEC REPORTS; 144A INFORMATION.

The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company will cause any quarterly and annual reports which it mails to its stockholders to be mailed to the Purchasers.

Unless otherwise consented to by the Purchasers, in the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare, for the first three quarters of each fiscal year, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act. In such event, the Company will also prepare, on an annual basis, complete audited consolidated financial statements including, but not limited to, a balance sheet, a statement of income and retained earnings, a statement of cash flows and all appropriate notes. All such financial statements will be prepared in accordance with GAAP, except for changes with which the Company’s independent accountants concur, and except that quarterly statements may be subject to year-end adjustments. The Company will cause a copy of such financial statements to be mailed to the Purchasers within 50 days after the close for each of the first three quarters of each fiscal year and within 95 days after the close of each fiscal year.

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Purchaser or beneficial owner of a Note, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such holder, to such beneficial owner or to a prospective purchaser designated by such Purchaser or beneficial owner, as the case may be, in order to permit compliance by such Purchaser or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note by such Purchaser or beneficial owner; provided, however, the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of (i) the date such Note (or any predecessor Note) was acquired from the Company or (ii) the date such Note (or any predecessor Note) was last acquired from an “affiliate” of the Company within the meaning of Rule 144 under the Securities Act. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

SECTION 4.5   LIMITATION ON LIENS.

The Company shall not, and shall not permit any Subsidiary of the Company to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien on any property or asset now owned or hereafter acquired by the Company or such Subsidiary without making effective provision whereby any and all Notes then or thereafter outstanding will be secured by a Lien equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured. Notwithstanding the foregoing, the Company or any Subsidiary of the Company may, without so securing the Notes, issue, assume or guarantee Indebtedness for borrowed money secured by the following Liens:

(a)   Liens existing on the date on which the Notes are originally issued or provided for under the terms of agreements existing on such date;

(b)   Liens on property securing (i) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property or assets, real or personal, or improvements used or to be used in connection with such property or (ii) Indebtedness incurred by the Company or any Subsidiary of the Company prior to or within one year after the later of the acquisition, the completion of construction, alteration, improvement or repair or the commencement of commercial operation of such property, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon;

(c)   Liens securing Indebtedness owed by a Subsidiary of the Company to the Company or to any other Subsidiary of the Company;

(d)   Liens on the property of any Person existing at the time such Person becomes a Subsidiary of the Company and not incurred as result of (or in connection with or in anticipation of) such Person becoming a Subsidiary of the Company, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property encumbered at the time such Person becomes a Subsidiary of the Company and do not secure Indebtedness with a principal amount in excess of the principal amount outstanding at such time;

(e)   Liens on any property securing (i) Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or (ii) Indebtedness issued or guaranteed by the United States or any State thereof or any department, agency or instrumentality of either;

(f)   Liens on any property of the Company or any Subsidiary in favor of governmental bodies;

(g)   Liens to secure taxes not yet due or which are being contested in good faith by the Company or a Subsidiary;

(h)   Liens extending, renewing, refinancing or replacing (or successive extensions, renewals, refinancings or replacements of) any Lien, in whole or in part, of any type permitted under the foregoing clauses (a) through (g) above, provided that such Lien extends to or covers only the property that is subject to the Lien being extended, renewed, refinanced or replaced and that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, refinancing or replacement; or

(i)   Liens (exclusive of any Lien of any type otherwise permitted under clauses (a) through (h) above) securing Indebtedness for borrowed money of the Company or any Subsidiary of the Company in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to clause (a) of Section 4.6 hereof (exclusive of any such Sale/Leaseback Transactions otherwise permitted under clauses (a) through (h) above), does not at the time such Indebtedness is incurred exceed the greater of $50 million and 10% of Consolidated Net Tangible Assets, as determined on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior thereto.

SECTION 4.6   LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

The Company shall not, and shall not permit any Subsidiary of the Company to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or a Subsidiary of the Company) unless:

(a)   the Company or such Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to Section 4.5 without equally and ratably securing the Notes pursuant hereto;

(b)   after the date on which the Notes are originally issued and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, the Company or such Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Company and its Subsidiaries an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below); or

(c)   the Company, during the 12-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to the voluntary prepayment or retirement of Notes or any Pari Passu Indebtedness an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors of the Company, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Company as set forth in clause (b) above), less an amount equal to the principal amount of Notes and Pari Passu Indebtedness voluntarily prepaid or retired by the Company within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Company or any Subsidiary during such period.

SECTION 4.7   COMPLIANCE CERTIFICATES.

The Company and the Guarantors shall deliver to the Purchasers within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate as to the signer’s knowledge of the Company’s and the Guarantors’ compliance with all conditions and covenants on their part contained in this Exchange Agreement and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers’ Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 4.7, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Exchange Agreement.

SECTION 4.8   NOTICE OF DEFAULTS.

The Company and the Guarantors will give notice to the Purchasers, promptly upon becoming aware thereof, of the existence of any Event of Default hereunder.

SECTION 4.9   PAYMENT OF TAXES AND OTHER CLAIMS.

The Company and the Guarantors will, and will cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company, directly or by reason of its ownership of any Subsidiary, the Guarantors or their Subsidiaries or upon the income, profits or property of the Company, the Guarantors or their Subsidiaries; and (2) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company, the Guarantors or their Subsidiaries; provided, however, that none of the Company, the Guarantors or their Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

SECTION 4.10   CORPORATE EXISTENCE.

Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory) and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries and that the loss thereof is not, and will not be, adverse in any material respect to the Purchasers.

SECTION 4.11   MAINTENANCE OF PROPERTIES.

The Company will, and will cause each of its Subsidiaries to, cause all material properties owned, leased or licensed in the conduct of their business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof and thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times while any Notes are outstanding; provided, however, that nothing in this Section 4.11 shall prevent the Company from doing otherwise if, in the judgment of the Company, the same is desirable in the conduct of the Company’s business and is not, and will not be, adverse in any material respect to the Purchasers.

SECTION 4.12   PAYMENT OF EXPENSES; INDEMNIFICATION.

The Company agrees to (a) pay all reasonable out-of-pocket costs and expenses of (i) the Initial Purchaser in connection with the negotiation, preparation, execution and delivery of this Agreement, the Note and the other documents and instruments referred to herein or therein and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Company or Guarantors under this Agreement or the Notes and (ii) the Noteholders in connection with enforcement of this Agreement, the Notes and the documents and instruments referred to herein or therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for each of the Noteholders), and (b) indemnify each Noteholder, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Noteholder is a party thereto) related to the entering into and/or performance of this Agreement, the Notes or the consummation of any other transactions contemplated in this Agreement or the Notes, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent they are incurred by reason of gross negligence or willful misconduct on the part of the Persons to be indemnified).

SECTION 4.13   FURTHER INSTRUMENTS AND ACTS.

Upon request of the Holders of a majority of the principal amount of the Notes then outstanding, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Exchange Agreement.

ARTICLE 5

SUCCESSOR CORPORATION

SECTION 5.1   LIMITATION ON CONSOLIDATION, MERGER AND SALE OF ASSETS.

The Company shall not, and shall not permit any Guarantor (unless such Guarantor shall have been released from its Guarantee pursuant to Section 8.14 hereof) to, consolidate with or merge into any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

(a)   the Person formed by or surviving such consolidation (if other than the Company or such Guarantor, as the case may be), or to which such sale, lease, conveyance, transfer or other disposition shall be made, shall be a Subsidiary of the Company or a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia (or, alternatively, in the case of a Guarantor organized under the laws of a jurisdiction outside the United States, a corporation organized and existing under the laws of such foreign jurisdiction), and shall expressly assume, by a joinder hereto, executed and delivered to the Holders, in form satisfactory to the Holders of a majority of the principal amount of the Notes then outstanding, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance or observance of every covenant of this Exchange Agreement or the Guarantees on the part of the Company or such Guarantor, as the case may be, to be performed or observed;

(b)   immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(c)   if, as a result of the transaction, property of the Company or any Subsidiary would become subject to a Lien that would not be permitted under Section 4.5 hereof, the Company or such Subsidiary takes such steps as shall be necessary to secure the Notes equally and ratably with (or prior to) the Indebtedness secured by such Lien; and

(d)   the Company has delivered to the Purchaser an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, conveyance, transfer or disposition and, if a joinder is required in connection with such transaction, such joinder comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.2   SUCCESSOR CORPORATION SUBSTITUTED.

Upon any consolidation of the Company or any Guarantor with, or merger of the Company or any Guarantor into, any other Person or any sale, lease, conveyance, transfer or disposition of the properties and assets of the Company or any Guarantor substantially as an entirety in accordance with Section 5.1, the successor corporation formed by such consolidation or into which the Company or such Guarantor is merged or to which such sale, lease, conveyance, transfer or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Exchange Agreement with the same effect as if such successor corporation had been named as the Company or such Guarantor herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Exchange Agreement and the Notes.

ARTICLE 6

DEFAULT AND REMEDIES

SECTION 6.1   EVENTS OF DEFAULT.

An “Event of Default” occurs if:

(1)   the Company or any Guarantor defaults in the payment of any interest on the Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)   the Company or any Guarantor defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon prepayment or otherwise;

(3)   the Company or any Guarantor fails to comply with any of its other covenants or agreements contained in, or provisions of, the Notes, the Guarantees or this Exchange Agreement and such failure continues for the period and after the notice specified below;

(4)   any default shall occur which results in the acceleration of the maturity of any Indebtedness of the Company or any Subsidiary of the Company having an outstanding principal amount of $10 million or more individually or, taken together with all other such Indebtedness that has been so accelerated, in the aggregate; or any default shall occur in the payment of any principal or interest in respect of any Indebtedness of the Company or any Subsidiary of the Company having an outstanding principal amount of $10 million or more individually or, taken together with all other such indebtedness with respect to which any such payment has not been made, in the aggregate and such default shall be continuing for a period of 30 days without the Company or such Subsidiary, as the case may be, effecting a cure of such default;

(5)   a judgment or order is rendered against the Company, a Guarantor or any Significant Subsidiary which requires the payment in money by the Company, a Guarantor or any Significant Subsidiary, either individually or in the aggregate, of an amount (to the extent not covered by insurance) in excess of $10,000,000, and such judgment or order remains unsatisfied, undischarged, unvacated, unbonded and unstayed for 30 days;

(6)   the Company, a Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined):

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors; or

(7)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, a Guarantor or any Significant Subsidiary in an involuntary case or proceeding;

(B) appoints a Custodian of the Company, a Guarantor or any Significant Subsidiary or for all or substantially all of the property of any of them; or

(C) orders the liquidation of the Company, a Guarantor or any Significant Subsidiary; and in each case the order or decree remains unstayed and in effect for 60 days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (3) is not an Event of Default until the Holders of at least 25% in principal amount of the Notes then outstanding notify the Company of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 6.1 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” When a default is cured, it ceases.

SECTION 6.2   ACCELERATION.

If an Event of Default (other than an Event of Default specified in Section 6.1(6) or (7)) occurs and is continuing, the Holders of not less than 25% in principal amount of the Notes then outstanding may, by notice to the Company, declare all unpaid principal of and premium, if any, and accrued interest to the date of acceleration on the Notes then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in Section 6.1(6) or (7) occurs, all unpaid principal of and premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder.

The Purchasers of a majority in principal amount of the Notes then outstanding by notice to the Company may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of and accrued interest on the Notes which has become due solely by such declaration of acceleration, have been cured or waived; (ii) the Company has paid or deposited with an escrow agent reasonably acceptable to the Holders of a majority in principal amount of the Notes then outstanding a sum sufficient to pay (a) all overdue interest on the Notes, (b) the principal of any Note which has become due otherwise then by such declaration of acceleration, and (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration; and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent default or impair any right consequent thereon. Anything herein contained to the contrary notwithstanding, in the event of any acceleration pursuant to this Section 6.2, the Company shall not be obligated to pay any premium which it would have had to pay if it had then elected to prepay the Notes pursuant to paragraph 5 of the Notes, except in the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or a Guarantor with the intention of avoiding payment of the premium which it would have had to pay if it had then elected to prepay the Notes pursuant to paragraph 5 of the Notes, in which case an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

SECTION 6.3   OTHER REMEDIES.

In case of an Event of Default hereunder, each Purchaser may in its discretion proceed to protect and enforce the rights vested in it by this Exchange Agreement by such appropriate judicial proceedings as such Purchaser shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Exchange Agreement or in aid of the exercise of any power granted in this Exchange Agreement, or to enforce any other legal or equitable right vested in the Purchasers by this Exchange Agreement or by law.

A delay or omission by any Purchaser in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.4   WAIVER OF DEFAULTS AND EVENTS OF DEFAULT.

Subject to Section 6.6, the Holders of a majority in principal amount of the Notes then outstanding by notice to the Company may waive any past default or Event of Default and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any Note as specified in clauses (1) and (2) of Section 6.1, or a default in respect of a covenant or provision hereof which cannot be modified or amended pursuant to Section 7.1 without the consent of the Holder of each Note affected thereby. When a default or Event of Default is waived, it is cured and ceases, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

SECTION 6.5   CONTROL BY MAJORITY.

Except as set forth in Section 6.3, the Purchasers of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Purchasers.

SECTION 6.6   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Exchange Agreement, the right of any Purchaser of a Note to receive payment of principal of (and premium, if any) and interest on the Note, on or after the respective dates on which such payments are due as expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Purchaser.

SECTION 6.7   RESTORATION OF RIGHTS AND REMEDIES.

If any Purchaser has instituted any proceeding to enforce any right or remedy under this Exchange Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Purchaser, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors and the Purchasers shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Purchasers shall continue as though no such proceeding had been instituted.

SECTION 6.8   RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.4, no right or remedy herein conferred upon or reserved to the Purchasers is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.9   DELAY OR OMISSION NOT WAIVER.

No delay or omission of any Purchaser to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Purchasers may be exercised from time to time, and as often as may be deemed expedient, by the Purchasers, as the case may be.

ARTICLE 7

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 7.1   CONSENT OF HOLDERS.

The Company and the Guarantors with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding may amend, supplement or waive this Exchange Agreement or the Notes without notice to any individual Holder. The Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Exchange Agreement or the Notes without notice to any Holder. Subject to Section 7.2, without the written consent of each Holder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may not:

(1)   reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2)   reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(3)   reduce the principal amount of or change the fixed maturity of any Note or alter the premium or other provisions with respect to prepayment under Article 3 or specified in the Notes;

(4)   make any Note payable in money other than that stated in the Note;

(5)   impair the right to institute suit for the enforcement of any payment of principal of or premium, if any, or interest on any Note pursuant to Section 6.3;

(6)   make any change in the percentage of principal amount of Notes necessary to waive compliance with certain provisions of this Exchange Agreement pursuant to Section 6.4 or 6.6 hereof or this clause of this Section 7.1; or

(7)   waive a continuing default or Event of Default in the payment of principal of, or premium, if any, or interest on the Notes.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Purchasers affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 7.2   REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Company receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every Purchaser, unless it makes a change described in any of clauses (1) through (7) of Section 7.1. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 7.3   NOTATION ON OR EXCHANGE OF NOTES.

If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Company. The Company may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue a new Note that reflects the changed terms.

SECTION 7.4   RECORD DATE FOR VOTE OR CONSENT OF NOTEHOLDERS.

The Company may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Agreement, which record date shall be not less than 10 days prior to the first solicitation of such vote or consent. If a record date is fixed, those persons who were Holders of Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be holders after such record date.

ARTICLE 8

GUARANTEE OF NOTES

SECTION 8.1   UNCONDITIONAL GUARANTEE.

Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Purchaser of a Note and its successors and assigns, the Note or the obligations of the Company hereunder or thereunder, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Purchasers hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 8.3. Each Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Exchange Agreement, the absence of any action to enforce the same, any waiver or consent by any Purchaser with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Exchange Agreement and in this Guarantee. If any Purchaser is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to such Purchaser, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect as to such amount only. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Purchasers, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 8.2   SEVERABILITY.

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8.3   LIMITATION OF GUARANTOR’S LIABILITY.

Each Guarantor, and by its acceptance hereof each Purchaser, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Purchasers and such Guarantor hereby irrevocably agree that the Obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 8.5, result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 8.4   CONTRIBUTION.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under this Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Guarantor’s Obligations with respect to this Guarantee.

SECTION 8.5   EXECUTION OF GUARANTEE.

To evidence their guarantee to the Purchasers specified in Section 8.1, the Guarantors hereby agree to execute the Guarantee in substantially the form of Exhibit B to be endorsed on each Note. Each Guarantor hereby agrees that its Guarantee set forth in Section 8.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Company, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such Officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such Officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been disposed of by the Company, such Note nevertheless may be disposed of as though the person who signed the Guarantee had not ceased to be such Officer of the Guarantor.

SECTION 8.6   OBLIGATIONS OF EACH GUARANTOR UNCONDITIONAL.

Nothing contained in this Article 8 or elsewhere in this Exchange Agreement or in the Notes or the Guarantees is intended to or shall impair, as among any Guarantor, its creditors, and the Purchasers, the obligation of such Guarantor, which is absolute and unconditional, to pay to the Purchasers the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Guarantees, or is intended to or shall affect the relative rights of the Purchasers and creditors of any Guarantor, nor shall anything herein or therein prevent the Purchaser of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Exchange Agreement, subject to the rights, if any, in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

SECTION 8.7   NOTICE TO PURCHASERS.

The Company or any Guarantor shall give prompt written notice to the Purchasers of any fact known to the Company or any such Guarantor which would prohibit the making of any payment to or by the Purchasers in respect of the Guarantees pursuant to the provisions of this Article 8. Regardless of anything to the contrary contained in this Article 8 or elsewhere in this Exchange Agreement, the Purchasers shall not be charged with knowledge of any facts which would prohibit the making of any payment to or by the Purchasers unless and until the Purchasers shall have received notice in writing from the Company or a Guarantor and, prior to the receipt of any such written notice, the Purchasers shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

SECTION 8.8   RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

Upon any payment or distribution of assets of any Guarantor referred to in this Article 8, the Purchasers shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Purchasers, for the purpose of ascertaining the persons entitled to participate in such distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 8.

SECTION 8.9   SUCCESSORS AND ASSIGNS.

This Article 8 shall inure to the benefit of the successors and assigns of the Purchasers and, in the event of any transfer or assignment of rights by any Purchaser, the rights and privileges conferred upon that party in this Exchange Agreement and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Exchange Agreement.

SECTION 8.10   NO WAIVER.

Neither a failure nor a delay on the part of the Purchasers in exercising any right, power or privilege under this Article 8 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Purchasers herein expressly specified are cumulative and not exclusive of any rights, remedies or benefits which either may have under this Article 8 at law, in equity, by statute or otherwise.

SECTION 8.11   NO SUBROGATION.

Notwithstanding any payment or payments made by any of the Guarantors hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of any Purchaser against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by any Purchaser for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing the Purchasers by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Purchasers, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Purchasers in the exact from received by such Guarantor (duly indorsed by such Guarantor to the Purchasers, if required), to be applied against the Obligations.

SECTION 8.12   ADDITIONAL SUBSIDIARY GUARANTORS.

Until such time as all Guarantees by the Guarantors under this Exchange Agreement shall have been released in accordance with Section 8.14, the Company shall cause each Subsidiary that guarantees or becomes a co-obligor on the Company’s obligations under the Bank Credit Facility to execute and deliver a supplement to this Exchange Agreement providing that such Subsidiary will be a Guarantor hereunder. In addition, if any Subsidiary of the Company guarantees or becomes a co-obligor on any Funded Indebtedness of the Company other than the Notes at any time subsequent to the date on which the Notes are originally issued (including, without limitation, following any release of such Subsidiary from its Guarantee pursuant to Section 8.14), the Company shall cause the Notes to be equally and ratably guaranteed by such Subsidiary, which Subsidiary shall execute and deliver a supplement to this Exchange Agreement providing that such Subsidiary will be a Guarantor hereunder. Each such supplement shall be substantially in the form of Exhibit C attached hereto. Subsidiaries that are Guarantors on the date any such supplement is executed by an additional Subsidiary shall not be required to become parties to such supplement and hereby agree to the execution and delivery by any additional Subsidiary of any such supplement.

SECTION 8.13   MODIFICATION.

No modification, amendment or waiver of any provisions of this Article 8, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Holders of a majority of the aggregate principal amount of the Notes then outstanding, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; it being understood that the release of the Guarantees of Guarantors pursuant to Section 8.14 shall not be an amendment or waiver of any provision of this Article 8 and shall not require any action on the part of the Holders. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.

SECTION 8.14   RELEASE OF GUARANTOR.

(a)   Except as set forth in subsection (c) below, upon the sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of such Guarantor, in each case in accordance with the terms of Section 5.1, such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise of all the capital stock of such Guarantor) shall be automatically released from all its obligations under this Exchange Agreement and the Guarantee without any action on the part of the Purchasers. The Purchasers shall receive written notice of the release of any Guarantor if such release is effected other than under Section 5.1.

(b)   Except as set forth in subsection (c) below, upon the release of a Subsidiary as a guarantor or co-obligor on the Company’s obligations under the Bank Credit Facility, the Guarantee of such Subsidiary under this Exchange Agreement will be released and discharged at such time and will not be reinstated or renewed in the event any such Subsidiary thereafter guarantees or becomes a co-obligor on obligations of the Company under the Bank Credit Facility, so long as the obligations of such Subsidiary under the Bank Credit Facility remain released (i) until the next succeeding refinancing, restatement, renewal, extension or replacement of the Bank Credit Facility or amendment to increase the available principal amount thereunder, or (ii) for a period of 90 consecutive days, whichever is later.

(c)   Notwithstanding the foregoing, a Guarantor may be released from its Guarantee only if such Guarantor is not a guarantor of (or co-obligor on) any Funded Indebtedness of the Company other than the Notes and other than Funded Indebtedness of the Company (i) that is subject to a release provision similar to the release provision described herein, and (ii) the related guarantee (or obligation) of which shall be released concurrently with the release of the Guarantee of such Guarantor pursuant to such release provision; provided that no default or Event of Default hereunder has occurred and is continuing.

SECTION 8.15   THIS ARTICLE 8 NOT TO PREVENT EVENTS OF DEFAULT.

The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article 8 will not be construed as preventing the occurrence of an Event of Default.

ARTICLE 9

MISCELLANEOUS

SECTION 9.1   NOTICES.

Any notice or communication shall be given in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

If to the Company or the Guarantors:

Wolverine Tube, Inc.
200 Clinton Avenue West,
Suite 1000
Huntsville, AL 35801

Attention: Harold M. Karp, President

If to the Initial Purchaser:

Plainfield Special Situations Master Fund Limited
c/o Plainfield Asset Management LLC
55 Railroad Avenue
Greenwich, Connecticut 06830
Attention: Thomas X. Fritsch, General Counsel

Such notices or communications shall be effective when received.

The Company, the Guarantors or the Purchaser by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Purchaser shall be mailed by first class mail to such Purchaser at his or her address shown on the register kept by the Company.

Failure to mail a notice or communication to a Purchaser or any defect in it shall not affect its sufficiency with respect to other Purchasers. If a notice or communication to a Purchaser is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 9.2   LEGAL HOLIDAYS.

A “Legal Holiday” is a Saturday, or a Sunday or a day on which state or Federally chartered banking institutions in New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 9.3   GOVERNING LAW.

This Exchange Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 9.4   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Exchange Agreement may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary thereof. Any such indenture, loan or debt agreement may not be used to interpret this Exchange Agreement.

SECTION 9.5   NO RECOURSE AGAINST OTHERS.

All liability described in paragraph 15 of the Notes of any director, officer, employee or stockholder, as such, of the Company or any Guarantor is waived and released.

SECTION 9.6   SUCCESSORS.

All agreements of the Company or the Guarantors in this Exchange Agreement and the Notes shall bind their respective successors in accordance with the terms hereof and thereof.

SECTION 9.7   MULTIPLE COUNTERPARTS.

The parties may sign multiple counterparts of this Exchange Agreement. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

SECTION 9.8   SEPARABILITY.

In case any provision in this Exchange Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9.9   TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents and headings of the Articles and Sections of this Exchange Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 20th day of March, 2008.

COMPANY:
WOLVERINE TUBE, INC.

By:
Name:
Title:

GUARANTORS:
TF INVESTOR, INC.
as Guarantor
By:
Name:
Title:

TUBE FORMING L.P. as Guarantor

By:
Name:
Title:

WOLVERINE FINANCE LLC, as Guarantor

By:
Name:
Title:

WOLVERINE CHINA INVESTMENT, LLC
as Guarantor

By:
Name:
Title:

WOLVERINE JOINING TECHNOLOGIES, LLC
as Guarantor

By:
Name:
Title:

TUBE FORMING HOLDINGS, INC

By:
Name:
Title:

WT HOLDING COMPANY, INC.

By:
Name:
Title:

INITIAL PURCHASER:
PLAINFIELD SPECIAL SITUATIONS MASTER FUND LIMITED, as Initial Purchaser

By:
Name:
Title:

EXHIBIT A

FORM OF NOTE

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

WOLVERINE TUBE, INC.

10-1/2% Senior Notes Due 2009

Wolverine Tube, Inc., a Delaware corporation (the “Company”), promises to pay to _________________ or registered assigns, the principal sum of ___________________ Dollars ($__________) on March 28, 2009 and to pay interest on the principal amount of this Note beginning April 1, 2008 at the rate of 10-1/2% per annum.

Interest Payment Dates: October 1 and April 1

Additional provisions of this Note are set forth below.

1.  Interest.

The Company, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semi-annually on September 1 and March 1 of each year, commencing September 1, 2008. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 20, 2008. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.  Method of Payment.

The Company will pay interest on this Note (except defaulted interest) to the person who is the registered Purchaser of this Note at the close of business on the February 15 and August 15 next preceding the interest payment date. Interest not punctually paid will be paid to the persons who are registered Purchasers as of the close of business on a record date so designated by the Company. The Purchaser must surrender this Note to the Company to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money and mailed to the Purchaser’s registered address.

3.  [Intentionally Omitted.].

4.  Exchange Agreement.

This Note is one of a duly authorized issue of Notes of the Company designated as its 10-1/2% Senior Notes Due 2009 (the “Notes”), issued under a Note Exchange and Debenture Agreement dated as of March 20, 2008 (the “Exchange Agreement”), among the Company, the Guarantors named therein and the Initial Purchaser. This Note is subject to all such terms, and the Purchaser of this Note is referred to the Exchange Agreement. Capitalized terms and certain other terms used herein and not otherwise defined have the meanings set forth in the Exchange Agreement.

The Notes are senior unsecured obligations of the Company limited to $38,300,000 aggregate principal amount. The Exchange Agreement imposes certain restrictions on the ability of the Company to create liens, enter into sale and leaseback transactions and enter into mergers and consolidations.

To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Company under the Exchange Agreement and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Exchange Agreement, the Guarantors, as primary obligors and not merely as surety, have unconditionally and irrevocably guaranteed, on a joint and several basis, such obligations on a senior basis pursuant to the terms of Article 8 of the Exchange Agreement.

5.  Prepayment.

The Notes may be prepaid at the Company’s option, in whole or in part, at any time and from time to time upon any date. The prepayment prices for Notes shall be equal to the greater of (i) 100% of the principal amount of the Notes to be prepaid or (ii) the sum of the present value of the remaining scheduled payments of principal and interest thereon from the prepayment date to the Maturity Date, discounted to the prepayment date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued interest thereon to the date of prepayment. Any interest payment that is due and payable on or prior to such date of prepayment will be payable to the Purchasers of such Notes, or one or more predecessor Notes, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Exchange Agreement.

6.  Notice of Prepayment.

Notice of prepayment will be mailed by first class mail at least 15 days but not more than 30 days before the prepayment date to each Purchaser of Notes to be prepaid at such Purchaser’s registered address. On and after the prepayment date, interest ceases to accrue on Notes or portions of the Notes called for prepayment.

7.  Transfer, Exchange.

A Purchaser may register the transfer of or exchange Notes in accordance with the Exchange Agreement. The Company may require a Purchaser, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Exchange Agreement.

8.  Persons Deemed Owners.

The registered Purchaser of a Note may be treated as the owner of such Note for all purposes.

9.  Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Purchasers entitled to money must look to the Company for payment as general creditors unless an abandoned property law designates another person.

10.  [Intentionally Omitted].

11.  Amendment, Supplement, Waiver.

Subject to certain exceptions, the Exchange Agreement or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

12.  Successor Corporation.

When a successor corporation assumes all the obligations of its predecessor under the Notes and the Exchange Agreement and the transaction complies with the terms of Article 5 of the Exchange Agreement, the predecessor corporation will, except as provided in Article 5 of the Exchange Agreement, be released from those obligations.

13.  Defaults and Remedies.

Events of Default are set forth in the Exchange Agreement. Subject to certain limitations in the Exchange Agreement, if an Event of Default (other than an Event of Default specified in Section 6.1(6) or (7) of the Exchange Agreement) occurs and is continuing, the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Company, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in Section 6.1(6) or (7) of the Exchange Agreement occurs, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Purchaser. Purchasers may not enforce the Exchange Agreement or the Notes except as provided in the Exchange Agreement.

14.  [Intentionally Omitted].

15.  No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company or the Guarantors shall not have any liability for any obligations of the Company or the Guarantors under the Notes or the Exchange Agreement or for any claim based on, in respect or by reason of, such obligations or their creation. The Purchaser of this Note, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

16.  [Intentionally Omitted].

17.  [Intentionally Omitted].

18.  Definitions.

All capitalized terms used in this Note and not specifically defined herein are defined in the Exchange Agreement and are used herein as so defined.

19.  Exchange Agreement to Control.

In the case of any conflict between the provisions of this Note and the Exchange Agreement, the provisions of the Exchange Agreement shall control.

The Company will furnish to any Purchaser, upon written request and without charge, a copy of the Exchange Agreement. Requests may be made to: Wolverine Tube, Inc., 200 Clinton Avenue West, Suite 1000, Huntsville, Alabama 35801, Attention: Chief Financial Officer.

20.  Governing Law.

The Notes shall be governed by and construed in accordance with the laws of the State of New York.

WOLVERINE TUBE, INC.

By:
Name:
Title:

[SEAL]
Attest:
By:_______________________
Name:

TRANSFER NOTICE

This Transfer Notice relates to $__________ principal amount of the 10-1/2% Senior Notes Due 2009 of Wolverine Tube, Inc., a Delaware corporation, held by ______________________________ (the “Transferor”).

(I) or (we) assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. no.)

and irrevocably appoint _______________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date:

Signature Guarantee1 :

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

(1)	[ ] to Wolverine Tube, Inc.; or

(2)	[ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)	[ ] pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

(4)
[ ] to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, that has furnished to the Company a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Company)); or

1 (1) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

(5) [ ] pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

(6)	[ ] pursuant to an effective registration statement under the Securities Act of 1933.

Unless one of the boxes is checked, the Company will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2), (3), (4) or (5) is checked, the Company may require, prior to registering any such transfer of the Notes such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

(7)	[ ] The transferee is an Affiliate of the Company.

Signature

Date

Signature Guarantee[2]

[2]	(1)	Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:_____________________________	_______________________________________________________________________________
[Signature of executive officer of purchaser]

Name:___________________________________________________________________________

Title:___________________________________________________________________________

EXHIBIT B

FORM OF GUARANTEE

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Note Exchange and Debenture Agreement dated as of March 20, 2008 by and among WOLVERINE TUBE, INC., as issuer, the GUARANTORS, as guarantors, and PLAINFIELD SPECIAL SITUATIONS MASTER FUND LIMITED, as Initial Purchaser (as amended, restated or supplemented from time to time, the “Exchange Agreement”), and subject to the provisions of the Exchange Agreement, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Purchasers, all in accordance with the terms set forth in Article 8 of the Exchange Agreement, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Guarantors to the Purchasers pursuant to this Guarantee and the Exchange Agreement are expressly set forth in Article 8 of the Exchange Agreement and reference is hereby made to the Exchange Agreement for the precise terms and limitations of this Guarantee.

[SIGNED ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

TF INVESTOR, INC. as Guarantor

By:
Name:
Title:

TUBE FORMING L.P. as Guarantor

By:
Name:
Title:

WOLVERINE FINANCE LLC, as Guarantor

By:
Name:
Title:

WOLVERINE CHINA INVESTMENTS, LLC
as Guarantor

By:
Name:
Title:

WOLVERINE JOINING TECHNOLOGIES, LLC
as Guarantor

By:
Name:
Title:

TUBE FORMING HOLDINGS, INC. as Guarantor

By:
Name:
Title:

WT HOLDING COMPANY, INC. as Guarantor

By:
Name:
Title:

EXHIBIT C

FORM OF GUARANTOR SUPPLEMENT

GUARANTOR SUPPLEMENT, dated as of ___________, _____, by [NEW GUARANTOR], a _______________ corporation (the “New Guarantor”) to the Note Exchange and Debenture Agreement dated as of March 20, 2008 (as amended to the date hereof, the “Exchange Agreement”) among the Wolverine Tube, Inc., the Guarantors named therein and the Purchasers from time to time party thereto.

W I T N E S S E T H:

WHEREAS, Section 8.12 of the Exchange Agreement provides that until such time as all Guarantees by the Guarantors under the Exchange Agreement shall have been released in accordance with Section 8.14 of the Exchange Agreement, the Company shall cause each Subsidiary that guarantees or becomes a co-obligor on the Company’s obligations under the Bank Credit Facility to execute and deliver this Guarantor Supplement pursuant to which such Subsidiary shall agree to be bound by the provisions of Article 8 of the Exchange Agreement; and

WHEREAS, the New Guarantor shall execute and deliver to the Purchasers this Guarantor Supplement.

NOW, THEREFORE, the New Guarantor shall execute and deliver to the Purchasers this Guarantor Supplement.

1. Defined Terms. Capitalized terms used and not defined herein shall have the meaning specified in or pursuant to the Exchange Agreement.

2. Guarantee. The New Guarantor hereby agrees to unconditionally assume all the obligations of a Guarantor under the Exchange Agreement as described therein.

4. Effect on Exchange Agreement. As supplemented by this Guarantor Supplement, the Exchange Agreement is hereby ratified and confirmed in all aspects.

5. Counterparts. This Guarantor Supplement may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

6. Governing Law. This Guarantor Supplement shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

C-1

IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplement to be duly executed as of the date and year first above written.

[New Guarantor]
By:
Name:
Title:

C-2